FOR IMMEDIATE RELEASE

CONTACT:          DAVID J. BRYANT
CHIEF FINANCIAL OFFICER
RESOURCE CAPITAL CORP.
1845 WALNUT STREET
10TH FLOOR
PHILADELPHIA, PA 19103
215/546-5005, 215/546-5388 (fax)

RESOURCE CAPITAL CORP.
REPORTS RESULTS FOR FOURTH QUARTER AND YEAR ENDED 2006

New York, N.Y., March 7, 2007 - Resource Capital Corp. (NYSE: RSO) (the "Company" or “RCC”), a real estate investment trust focused on originating and investing in commercial real estate secured loans, whole loans, B-notes, mezzanine loans, mortgage-related securities and other real estate-related assets and, to a lesser extent, higher-yielding commercial finance assets and asset-backed securities, reported net income of $6.8 million or $0.36 per share-diluted (weighted-average shares of 18,736,063) for the fourth quarter ended December 31, 2006 as compared to net income of $4.9 million or $0.32 per share-diluted (weighted-average shares of 15,481,622) for the fourth quarter ended December 31, 2005, an increase of $1.9 million (39%) and $0.04 (13%) per share-diluted, respectively. Excluding the impact of the additional shares outstanding from the Company’s December follow-on offering, net income was $0.38 per-share diluted. Net income for the year ended December 31, 2006 was $15.6 million, or $0.87 per share-diluted, as compared to net income for the period from March 8, 2005 (date operations commenced) to December 31, 2005, hereafter referred to as the period ended December 31, 2005, of $10.9 million, or $0.71 per share-diluted, an increase of $4.7 million (43%) and $0.16 (23%) per share-diluted, respectively.

Estimated REIT taxable income for the year ended December 31, 2006 was $27.9 million or $1.57 per share-diluted as compared to $12.7 million or $0.82 per share-diluted for the period ended December 31, 2005, an increase of $15.2 million (121%). A reconciliation of estimated REIT taxable income to the Company’s GAAP net income accompanies this release.

The Company estimates that, for the year ended December 31, 2007, it will pay dividends between $1.65 and $1.80 per common share. As of both December 31, 2006 and February 28, 2007, the Company reports that the credit performance of its investment portfolio continues to perform as anticipated. “We reaffirm that the core of our investment process is disciplined credit analysis and proactive risk management. Our Company will continue to focus on its commercial real estate activities which represent the predominate portion of our capital and asset commitments. We believe that we are well-positioned to capitalize on the strength of our commercial real estate platform in the next few quarters,” reports Jonathan Cohen, CEO and President.

Highlights for the fourth quarter and year end 2006 and recent developments include:

•
The Company paid a regular quarterly dividend of $0.38 and a special dividend of $0.05 per common share on 17,821,434 common shares for the fourth quarter of 2006, an increase of $0.01 per common share or 3% from the regular dividend paid for the third quarter of 2006. These distributions were paid on January 4, 2007 to all shareholders of record prior to the effect of the follow-on offering, as of December 15, 2006. For the year ended December 31, 2006, RCC declared and paid dividends of $1.49 per common share for a total dividends paid of $26.5 million (95% of estimated REIT taxable income) for the calendar year 2006.

•
The Company’s net interest income increased by $2.6 million (35%) to $10.0 million for the quarter ended December 31, 2006 as compared to $7.4 million for the same period in 2005. For the year ended December 31, 2006, net interest income increased by $16.6 million (91%) to $34.9 million up from $18.3 million for the period ended December 31, 2005.

Commercial Real Estate

•
The Company continued to increase its investment in commercial real estate loans. The portfolio of loans (net of repayments and discounts) grew by $485.0 million to $656.1 million at December 31, 2006 from $171.1 million at December 31, 2005. The Company anticipates new commercial real estate loan investments of approximately $800.0 million to $1.0 billion at an average range of $200.0 to $250.0 million per fiscal quarter during the year ending December 31, 2007.

•	The following table summarizes the Company’s commercial real estate (“CRE”) loan origination activities, at par, for the quarter, six months and year ended December 31, 2006:

	Three Months Ended December 31, 2006	Six Months Ended December 31, 2006	Year Ended December 31, 2006	Floating Weighted Average Spread	Weighted Average Fixed Rate
Whole loans	$116.1	$192.6	$192.6	3.19%	N/A
A-notes	−	22.5	42.5	1.30%	N/A
B-notes	48.9	73.7	125.8	2.46%	7.57%
Mezzanine	40.6	91.3	155.8	2.64%	8.05%
CMBS	30.1	30.1	30.1	N/A	N/A
New loans	235.7	410.2	546.8
Payoffs	(5.5)	(33.0)	(49.5)
Principal pay downs	(5.6)	(5.6)	(5.6)
Net - new loans	$224.6	$371.6	$491.7

Commercial Finance

•
RCC’s bank loan portfolio ended the period with total investments of $614.2 million, at cost, with a weighted-average spread of LIBOR plus 2.34%. The Company’s bank loan portfolio is match-funded through two collateralized loan obligation (“CLO”) issuances with a weighted-average cost of LIBOR plus 0.46%.

•
RCC’s commercial finance subsidiary ended the period with $89.0 million in direct financing leases and notes at a weighted-average rate of 8.74%. The Company’s leasing portfolio is match-funded through a secured term facility, which had a balance of $84.7 million as of December 31, 2006 and a weighted-average interest rate of 6.33%.

•
On January 8, 2007, the Company entered into a new $350.0 million warehouse agreement with Credit Suisse to finance the purchase of bank loans. The Company entered into this warehouse agreement to facilitate its third bank loan CLO.

Corporate Matters

•
On December 20, 2006, the Company sold 6,000,000 shares of common stock, at a price of $16.50 per Share ($15.5925 per share, net of underwriting discount and commissions), in a follow-on public offering. RCC received net proceeds of $93.0 million from the offering. On January 8, 2007, the Company’s underwriters purchased 650,000 shares of the 900,000 shares available under the over-allotment option RCC granted them in connection with the offering. The exercise of the over-allotment option generated net proceeds, after underwriting discounts and commissions, of $10.1 million and brought the aggregate net proceeds of the offering up to $103.1 million. RCC used proceeds of the follow-on offering and over-allotment option exercise to repay indebtedness under its repurchase agreements.

•
RCC received warrant exercises through February 28, 2007, which were granted to common shareholders in January 2006 and became exercisable on January 13, 2007, for 273,608 shares at $15.00 per share for proceeds of approximately $4.1 million. These exercises increased the Company’s outstanding shares to 24,930,399 common shares at March 6, 2007.

•
The Company announced that Mr. Gary Ickowicz joined the Board of Directors increasing the size of the Board of Directors from six to seven members on February 1, 2006. Mr. Ickowicz is a principal of Lazard Freres Real Estate Investors. Mr. Ickowicz oversees several real estate investment companies and is the President and a Board member of Commonwealth Atlantic Properties, Inc.

Capital Allocation

As of December 31, 2006, RCC had allocated its equity capital among its targeted asset classes as follows: 77% in commercial real estate loans, 14% in commercial bank loans, 7% in asset-backed securities (“ABS”) and 2% in direct financing leases and notes.

Balance Sheet Summary

At December 31, 2006, RCC’s investment portfolio totaled $1.8 billion and included the following: $683.6 million of commercial real estate-related investments, $614.2 million of bank loans, $363.5 million of asset-backed securities, $89.0 million of direct financing leases and notes and $36.1 million of temporary cash investments. At December 31, 2006, RCC’s investment portfolio was financed with $1.5 billion of total indebtedness and included the following: $1.2 billion of senior notes issued by collaterlized debt obligations secured primarily by commercial real estate related investments, mortgage-backed securities, syndicated bank loans and other asset-backed securities; $120.5 million of repurchase agreements secured by commercial real estate-related investments, $84.7 million through a term facility secured by equipment leases and notes and $51.5 million of unsecured junior subordinated debentures.

Book Value

The Company’s book value per common share at December 31, 2006 was $13.33 as compared to $12.46 at December 31, 2005, a 7.0% increase. Total stockholders’ equity was $317.6 million at December 31, 2006 and $195.3 million at December 31, 2005. Total common shares outstanding were 23,821,434 and 15,682,334 at December 31, 2006 and 2005, respectively.

Impact of previously reported transactions

As previously reported, on September 28, 2006 the Company sold the remainder of its agency residential mortgage backed securities (“RMBS”) portfolio and terminated the related interest rate swap contract in order to redeploy its invested capital into higher earning asset classes. Consequently, included in the Company’s operating results for the year ended December 31, 2006 is a net loss of $8.8 million.

Pro-forma net income from on-going operations excludes the $8.8 million of net realized loss from the agency RMBS sale. Pro-forma net income was $24.4 million for the year ended December 31, 2006 as compared to $10.9 million for the period ended December 31, 2005, an increase of $13.5 million. The following table reconciles net income to pro-forma net income from on-going operations for both periods:

	Year Ended December 31, 2006	Period Ended December 31, 2005
Net income	$15,606	$10,908
Plus:
Net realized loss from sale of agency RMBS portfolio	8,768	−

Pro-forma income from on-going operations	$24,374	$10,908
Pro-forma income from on-going operations per share diluted	$1.36	$0.71

Pro-forma income from on-going operations is not a measure of financial performance under GAAP and accordingly, should not be considered as a substitute for net income.

Investment Portfolio

The following table summarizes the amortized cost and estimated fair value of the Company’s investment portfolio as of December 31, 2006, classified by interest rate type. The following table includes both (i) the amortized cost of the Company’s investment portfolio and the related dollar price, which is computed by dividing amortized cost by par amount, and (ii) the estimated fair value of the Company’s investment portfolio and the related dollar price, which is computed by dividing the estimated fair value by par amount (in thousands, except percentages):

	Amortized cost	Dollar price	Estimated fair value	Dollar price	Estimated fair value less amortized cost	Dollar price
December 31, 2006
Floating rate
ABS-RMBS	$342,496	99.22%	$336,968	97.62%	$(5,528)	-1.60%
CMBS	401	100.00%	406	101.25%	5	1.25%
CMBS-private placement	30,055	100.00%	30,055	100.00%	−	0.00%
Other ABS	17,539	99.87%	17,669	100.61%	130	0.74%
A notes	42,515	100.04%	42,515	100.04%	−	0.00%
B notes	147,196	100.03%	147,196	100.03%	−	0.00%
Mezzanine loans	105,288	100.07%	105,288	100.07%	−	0.00%
Whole loans	190,768	99.06%	190,768	99.06%	−	0.00%
Bank loans	613,981	100.15%	613,540	100.08%	(441)	-0.07%
Total floating rate	$1,490,239	99.77%	$1,484,405	99.38%	$(5,834)	-0.39%
Fixed rate
ABS-RMBS	$6,000	100.00%	$5,880	98.00%	$(120)	-2.00%
CMBS	27,550	98.77%	27,031	96.91%	(519)	-1.86%
Other ABS	2,987	99.97%	2,988	100.00%	1	0.03%
B notes	56,390	100.22%	56,390	100.22%	−	0.00%
Mezzanine loans	83,901	94.06%	83,901	94.06%	−	0.00%
Bank loans	249	100.00%	249	100.00%	−	0.00%
Equipment leases and notes	88,970	100.00%	88,970	100.00%	−	0.00%
Total fixed rate	$266,047	97.97%	$265,409	97.73%	$(638)	-0.24%
Grand total	$1,756,286	99.49%	$1,749,814	99.12%	$(6,472)	-0.37%

About Resource Capital Corp.

Resource Capital Corp. is a specialty finance company that began operations in March 2005 and has elected and intends to continue to qualify as a real estate investment trust for federal income tax purposes. RCC’s investment strategy focuses on real estate-related assets, and, to a lesser extent, higher-yielding commercial finance assets with a concentration on the following asset classes: commercial real estate-related assets such as whole loans, B-notes, mezzanine loans and mortgage-related securities and commercial finance assets such as other ABS, syndicated bank loans, equipment leases and notes, trust preferred securities and private equity investments principally issued by financial institutions. RCC is externally managed by Resource Capital Manager, Inc., an indirect wholly owned subsidiary of Resource America, Inc. (Nasdaq: REXI), a specialized asset management company that uses industry specific expertise to generate and administer investment opportunities for its own account and for outside investors in the financial fund management, real estate, and equipment finance sectors.

For more information, please visit the Company’s website at www.resourcecapitalcorp.com or contact investors relations at pschreiber@resourceamerica.com

Safe Harbor Statement

Statements made in this release include forward-looking statements, which involve substantial risks and uncertainties. The Company’s actual results, performance or achievements could differ materially from those expressed or implied in this release. The risks and uncertainties associated with forward-looking statements contained in this release include those related to:

•	fluctuations in interest rates and related hedging activities;

•	capital markets conditions and the availability of financing;

•	defaults or bankruptcies by borrowers on the Company’s loans or on loans underlying the Company’s investments;

•	adverse market trends which may affect the value of real estate and other assets underlying the Company’s investments;

•	increases in financing or administrative costs; and

•	general business and economic conditions that would impair the credit quality of borrowers and the Company’s ability to originate loans.

For further information concerning these and other risks pertaining to the forward-looking statements contained in this release, and to the general risks to which the Company is subject, see Item 1A, “Risk Factors” included in the Company’s annual report on Form 10-K and in other of its public filings with the Securities and Exchange Commission.

The Company cautions you not to place undue reliance on any forward-looking statements contained in this release, which speak only as of the date of this release. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this release. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.

The remainder of this release contains the Company’s consolidated balance sheets, consolidated statements of operations and a reconciliation of the Company’s estimated REIT taxable income.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31,
	2006	2005
ASSETS
Cash and cash equivalents	$5,354	$17,729
Restricted cash	30,721	23,592
Due from broker	2,010	525
Available-for-sale securities, pledged as collateral, at fair value	420,997	1,362,392
Available-for-sale securities, at fair value	−	28,285
Loans	1,240,288	569,873
Direct financing leases and notes, net of unearned income	88,970	23,317
Investments in unconsolidated trusts	1,548	−
Derivatives, at fair value	−	3,006
Interest receivable	8,839	9,337
Accounts receivable	486	183
Principal paydown receivables	503	5,805
Other assets	3,113	1,503
Total assets	$1,802,829	$2,045,547
LIABILITIES
Repurchase agreements, including accrued interest of $322 and $2,104	$120,457	$1,068,277
Collateralized debt obligations (“CDOs”) (net of debt issuance costs of $18,310 and $10,093)	1,207,175	687,407
Warehouse agreement	−	62,961
Secured term facility	84,673	−
Unsecured revolving credit facility	−	15,000
Distribution payable	7,663	5,646
Accrued interest expense	6,523	9,514
Unsecured junior subordinated debentures held by unconsolidated trusts that issued trust preferred securities	51,548	−
Management and incentive fee payable − related party	1,398	896
Derivatives, at fair value	2,904	−
Security deposits	725	−
Accounts payable and accrued liabilities	2,166	513
Other liabilities	46	−
Total liabilities	1,485,278	1,850,214
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001: 100,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, par value $0.001: 500,000,000 shares authorized; 23,821,434 and 15,682,334 shares issued and outstanding (including 234,224 and 349,000 unvested restricted shares)	24	16
Additional paid-in capital	341,400	220,161
Deferred equity compensation	(1,072)	(2,684)
Accumulated other comprehensive loss	(9,279)	(19,581)
Distributions in excess of earnings	(13,522)	(2,579)
Total stockholders’ equity	317,551	195,333
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,802,829	$2,045,547

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(Unaudited)
	Three Months Ended December 31,		Year Endeded December 31,	Period from March 8, 2005 (Date Operations Commenced) to December 31,
	2006	2005	2006	2005
REVENUES
Net interest income:
Interest income from securities available-for-sale	$7,375	$17,507	$56,048	$44,247
Interest income from loans	23,637	8,340	70,262	14,662
Interest income − other	2,260	851	10,438	2,478
Total interest income	33,272	26,698	136,748	61,387
Interest expense	23,275	19,327	101,851	43,062
Net interest income	9,997	7,371	34,897	18,325

OTHER REVENUE
Net realized (losses) gains on investments	226	133	(8,627)	311
Other income	88	−	480	−
Total other revenue	314	133	(8,147)	311

EXPENSES
Management fees − related party	1,690	1,173	4,838	3,012
Equity compensation − related party	812	836	2,432	2,709
Professional services	615	236	1,881	580
Insurance	127	122	498	395
General and administrative	275	237	1,495	1,032
Total expenses	3,519	2,604	11,144	7,728
NET INCOME	$6,792	$4,900	$15,606	$10,908

NET INCOME PER SHARE - BASIC	$0.37	$0.32	$0.89	$0.71

NET INCOME PER SHARE - DILUTED	$0.36	$0.32	$0.87	$0.71

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING − BASIC	18,369,819	15,333,334	17,538,273	15,333,334

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING − DILUTED	18,736,063	15,481,622	17,881,355	15,405,714

DIVIDENDS DECLARED PER SHARE	$0.43	$0.36	$1.49	$0.86

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME (LOSS) TO ESTIMATED REIT TAXABLE INCOME (Unaudited)

Estimated REIT Taxable Income

The Company calculates estimated REIT taxable income, which is a non-GAAP financial measure, according to the requirements of the Internal Revenue Code. The following table reconciles its net income to estimated REIT taxable income for the periods presented (in thousands):

	December 31,	Period from March 8, 2005 (Date Operations Commenced) to December 31,
	2006	2005
Net income	$15,606	$10,908
Additions:
Share-based compensation to related parties	368	2,709
Incentive management fee expense to related party paid in shares	371	86
Capital losses from the sale of available-for-sale securities	11,624	−
Accrued and/or prepaid expenses	90	(86)
Removal of non-consolidating taxable REIT subsidiary	(80)	−
Net book to tax adjustment for the inclusion of the Company’s taxable foreign REIT subsidiaries	121	(876)
Amortization of deferred debt issuance costs on CDO financings	(162)	(71)
Estimated REIT taxable income	$27,938	$12,670

The Company believes that a presentation of estimated REIT taxable income provides useful information to investors regarding its financial condition and results of operations as this measurement is used to determine the amount of dividends that RCC is required to declare to the Company’s stockholders in order to maintain its status as a REIT for federal income tax purposes. Since RCC, as a REIT, expects to make distributions based on taxable earnings, RCC expects that its distributions may at times be more or less than its reported earnings. Total taxable income is the aggregate amount of taxable income generated by RCC and by its domestic and foreign taxable REIT subsidiaries. Estimated REIT taxable income excludes the undistributed taxable income of RCC’s domestic taxable REIT subsidiary, if any such income exists, which is not included in REIT taxable income until distributed by RCC. There is no requirement that RCC’s domestic taxable REIT subsidiary distribute its earnings to the Company. Estimated REIT taxable income, however, includes the taxable income of RCC’s foreign taxable REIT subsidiaries because the Company will generally be required to recognize and report its taxable income on a current basis. RCC uses estimated REIT taxable income for this purpose. Because not all companies use identical calculations, this presentation of estimated REIT taxable income may not be comparable to other similarly-titled measures of other companies.